UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2010

COLONIAL BANKSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Federal	0-51385	90-0183739
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
Identification No.)		of Incorporation)

2745 S. Delsea Drive. Vineland, New Jersey	08360
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:(856) 205-0058

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement

On May 14, 2010, Colonial Financial Services, Inc. (the “Company”), Colonial Bankshares, MHC, Colonial Bankshares, Inc. and Colonial Bank, FSB (collectively, the “Primary Parties”) entered into an Agency Agreement with Stifel, Nicolaus & Company, Incorporated (“Stifel”), who will act as financial advisor during the Company’s stock offering and assist in the marketing of the Company’s common stock during its stock offering.

For these services, Stifel will receive an advisory and administrative fee of $30,000, and a fee of 1.00% of the aggregate dollar amount of the shares of common stock sold in the subscription and community offerings, excluding shares purchased by the Primary Parties’ officers, directors, employees or the immediate family of such persons (“Insiders”), including trusts of Insiders and the tax-qualified and non-qualified employee benefit plans of the Primary Parties or the Insiders. The advisory and administrative fee will be credited against the fee payable upon the consummation of the conversion.

In the event that Stifel sells common stock through a group of broker-dealers in a syndicated community offering, Stifel will receive a management fee not to exceed 6.0% of the aggregate dollar amount of the common stock sold in the syndicated community offering. This fee will be in addition to the fee earned by Stifel in connection with the subscription and community offerings set forth above. Of this amount, Stifel will pass on to selected broker-dealers, who assist in the syndicated community offering, an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment.

The Company will also reimburse Stifel for its reasonable out-of-pocket expenses associated with its marketing effort, not to exceed $90,000.  In addition, the Company will reimburse Stifel for fees and expenses of its counsel not to exceed $110,000.

The shares of common stock are being offered pursuant to a Registration Statement on Form S-1 (Registration No. 333-165532) filed by the Company under the Securities Act of 1933, as amended, and a related prospectus dated May 14, 2010.

The foregoing description of the terms of the Agency Agreement is qualified in its entirety by references to the Agency Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 9.01                 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

1.1
Agency Agreement dated May 14, 2010, by and among Colonial Financial Services, Inc., Colonial Bankshares, MHC, Colonial Bankshares, Inc., Colonial Bank, FSB and Stifel, Nicolaus & Company, Incorporated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COLONIAL BANKSHARES, INC.

DATE: May 19, 2010	By:	/s/ Edward J. Geletka
Edward J. Geletka
President and Chief Executive Officer